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                                                                Exhibit 10.20(a)

                             CORRECTED AND RESTATED
                             STOCK OPTION AGREEMENT

STOCK OPTION AGREEMENT, made as of February 1, 2000 between TELTRAN INTERNATIONAL GROUP, INC. (hereinafter called the "Company"), and BYRON R. LERNER providing services for or on behalf or at the request of the Company or subsidiary of the Company (hereinafter called the "Optionee").

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         Optionee is an executive officer of the Company and the Company desires to incentivize the efforts of Optionee, by affording the Optionee an opportunity to purchase shares of its common stock in light of the extraordinary growth of the Company.

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

         1. Certain Definitions.

                  a. "Board of Directors" shall refer to the Board of Directors of the Company.

                  b. Common Shares shall mean the Common Stock of the Company as authorized at the date hereof.

         2. Grant of Option/Exercise.

                  a. The Company hereby grant to the Optionee, as a matter of separate agreement and not in lieu of salary or any other compensation for services, the right and option (hereinafter called the "Option") to purchase on the terms and conditions set forth herein 890,500 shares of Common Stock (the "Option Shares") eight dollars ($8.00) per share until the end of business of August 1, 2000 after which time the option price shall be one dollar ($1.00) per share ("Exercise Price"). Notwithstanding the foregoing, the Exercise Price shall be ten ($.10) cents per share upon early exercise pursuant to Paragraph 2.

                  b. The Option shall be exercisable (i) as to one third (1/3) of Option Shares on the date hereof; (ii) as an additional seventeen (17%) percent on August 2, 2000; and (iii) all such shares on January 1, 2001 or sooner as provided herein.

                  c. The Option Shares shall include additional shares ("Additional Shares") as shall equal the Differential Number as calculated below:

                           (i) As used herein ("Base Number") shall be 1,686,383
plus any Additional Shares acquired upon exercise of this Option.
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                           (ii) As used herein "Differential Number" shall refer
to the difference between nine and nine tenths (9.9%) percent of the outstanding shares of the Company on any given date and the Base Number.

                  d. The Option shall expire at 6:00 P.M. (E.S.T.) on January 21, 2005.

         2. Exercise After Services/Early Exercise. Notwithstanding the foregoing this Option may be exerciseable by Optionee or his estate even if he is no longer employed by the Company unless his services were terminated for cause. The Option shall immediately become exercisable on the date of any termination of employment or upon completion of any transaction or series of transactions in which an unaffiliated third party acquires a majority of the shares of the Company or which the Company or an affiliate is not the survivor or in which the Company's operating assets are transferred to an unaffiliated third party. In such event this option shall be exercisable during the five year period thereafter for the Option Shares.

         3. No Rights as a Shareholder. The Optionee shall have no rights as a holder of the Option Shares subject to the Option until such shares shall be issued to him upon the exercise of the Option.

         4. Non-Assignability of Option. Except as the Board of Directors may determine, the Option shall not be transferable otherwise than by will or the laws of descent and distribution, and the Option shall be exercisable, during the lifetime of the Optionee, only by the Optionee. More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as aforesaid), pledged or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

         5. Adjustments Upon Changes in Capitalization.

                  a. In the event that prior to the exercise of the Option in full, the outstanding Common Stock is changed by reason or reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, stock dividends or the like, an appropriate adjustment shall be made by the Board of Directors in the aggregate number of shares available under this Option and in the number of shares and exercise price subject to this Option. If the Company shall be reorganized, consolidated or merged with another corporation, or if all or substantially all of the assets of the Company shall be sold or exchanged, the holder of an Option shall, at the time of issuance of the stock under such a corporate event, be entitled to receive upon the exercise of his Option the same number and kind of shares of stock or the same amount of property, cash or securities as he would have been, immediately prior to such event.
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                  b. Any adjustment in the number of shares shall apply
proportionately to only the unexercised portion of the Option granted hereunder. If fractions of a share would result from any such adjustment, the adjustment shall be revised to the next lower whole number of shares.

         6. Method of Exercise of Option. Subject to the terms and conditions of this Agreement and such other method of the exercise as the Board of Directors may agree upon, the Option may be exercised by written notice to the Company at its principal office, presently located at One Penn Plaza, New York, New York 10119, attention of the Company's Secretary. Such notice shall state the election to exercise the Option and the number of Common Shares in respect of which it is being exercised, shall be signed by the person or persons so exercising the Option and shall either be accompanied by payment in full, by check payable to the order of the Company in the amount of the purchase price of said shares in which event the Company shall, subject to the provisions of paragraph 11, deliver a certificate or certificates representing said shares.

         7. Restrictions on Issuance.

                  a. Unless prior to the exercise of the Option the Common Stocks issuable upon such exercise have been registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, the notice of exercise shall be accompanied by a representation or agreement of the individual exercising the Option to the Company to the effect that such shares are being acquired for investment and not with a view to the resale or distribution thereof or such other documentation as may be required by the Company, unless in the opinion of counsel to the Company, such representation, agreement or documentation is not necessary to comply with said Act.

                  b. The Company shall not be obligated to issue and deliver any Common Shares until they have been listed on each securities exchange on which Common Shares may then be listed nor until there has been qualification under or compliance with such state or federal laws, rules or regulations as the Company may deem applicable. The Company shall use reasonable efforts to obtain such listing, qualification and compliance.

                  c. Notwithstanding the foregoing, the Option Shares shall be included in a registration statement to be filed by the Company.

         8. Company Obligations. The Company shall at all times during the term of the Option reserve and keep available such number of Common Shares as will be sufficient to satisfy the requirements of this Agreement, shall pay all original issue and/or transfer taxes with respect to the issue and/or transfer of shares by the Company pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith and will from time to time use its best efforts to comply with all laws and regulations which in the opinion of counsel for the Company shall be applicable thereto.
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         9. No Contract of Employment. The execution of this Agreement shall not be deemed to be a contract of employment or a grant of any right to any employee optionee to remain in the employ of the Company or any subsidiary.

         10. Governing Law. This Option Agreement shall be construed in accordance with and governed by the laws of the State of New York.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officers hereunto duly authorized, and the Optionee has hereunto set his hand and seal, all on the day and year first above written.


                                             TELTRAN INTERNATIONAL GROUP, LTD.


                                             By:
                                                 -------------------------------


                                                 -------------------------------

                                                  ___________________, President


AGREED TO AND ACCEPTED:


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[Type below line name], Optionee